AMENDMENT NO. 8
TO MASTER LOAN AGREEMENT

Amendment No. 8, dated as of September 15, 2008 (this "Amendment"), between MERRILL LYNCH BANK USA (the "Lender") and MRU FUNDING SPV INC. (the "Borrower").

RECITALS

The Lender and the Borrower are parties to that certain Amended and Restated Master Loan Agreement, dated as of February 1, 2007, as amended by that certain Amendment No. 1 dated as of March 9, 2007, Amendment No. 2 dated as of March 27, 2007, Amendment No. 3 dated as of April 27, 2007, Amendment No. 4, dated as of July 27, 2007, Amendment No. 5, dated as of September 28, 2007, Amendment No. 6, dated as of December 21, 2007 and Amendment No. 7, dated as of July 10, 2008 (the "Existing Loan Agreement"; as amended by this Amendment, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Loan Agreement.

The Lender and the Borrower have agreed, subject to the terms and conditions of this Amendment, that the Existing Loan Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Loan Agreement;

Accordingly, the Lender and the Borrower hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Loan Agreement is hereby amended as follows:

SECTION 1. Waiver Period. For purposes of this Amendment, this Section 1 will be effective only for the period commencing on the date hereof through and including the earlier to occur of (i) the Termination Date and (ii) the date on which MRU Holdings receives at least $10,000,000 as an equity investment from any third party investor (the "Waiver Period").

1.1 Events of Default. Section 7.01(p) of the Existing Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following, which amendment shall be effective solely during the Waiver Period:

"(p) Reserved;"

SECTION 2. Permanent Amendments.

2.1 Definitions. Schedule 1 of the Existing Loan Agreement is hereby amended by deleting the definition of "Termination Date" in its entirety and replacing it with the following language:

"Termination Date" shall mean (a) November 25, 2008, (b) such earlier date on which the Loan Agreement shall terminate in accordance with the provisions thereof or by operation of law or (c) such other date as may be extended by the Lender pursuant to Section 2.12 or 3.04 of the Loan Agreement.

2.2 Loans, Notes and Prepayments. Section 2 of the Existing Loan Agreement is hereby amended by deleting subsection 2.08 in its entirety and replacing it with the following:

"2.08. Prepayments Upon Sales to Third Party Purchasers. Without limiting the generality of Section 8 hereof, solely with respect to any Federal Loan, Borrower hereby authorizes and instructs Lender to sell any Federal Loan to a third party purchaser determined by Lender upon terms acceptable to Lender in its sole discretion and Borrower shall, if requested by Lender, cooperate in such sale, including without limitation, executing documents and making representations and warranties, as reasonably requested. The proceeds of any such sale shall be applied by the Lender to reduce the Secured Obligations. Solely for purposes of this Section 2.08, to the extent that all of the Federal Loans are sold by Lender in accordance with this Section 2.08 and all proceeds are applied to the Secured Obligations, any amount with respect the Loans outstanding secured by Federal Loans shall be deemed paid in full at such time. To the extent that all of the Student Loans are sold and the net sale proceeds exceed the Secured Obligations, any excess shall be remitted to the Borrower. For the avoidance of doubt, (i) this Section 2.08 shall not limit, and shall not apply, to any rights of the Lender pursuant to Section 8 hereof and (ii) this Section 2.08 shall not apply to any situation where Borrower has acted itself, without Lender's instruction, to sell any Federal Loans to a third party purchaser that Borrower has identified."

2.3 Covenants. Section 6 of the Existing Loan Agreement is hereby amended by deleting subsection 6.25 in its entirety and replacing it with the following:

"6.25. Third Party Purchasers. Without limiting the generality of Section 8 hereof, solely with respect to any Federal Loan, Borrower shall, if requested by Lender, cooperate in the sale of any Federal Loan to a third party purchaser determined by Lender upon terms acceptable to Lender in its sole discretion."

SECTION 3. Release of Claims. Borrower, on behalf of itself and its successors, assigns, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, attorneys, agents and properties, past, present and future, and their respective heirs, successors and assigns (collectively and individually, the "Borrower Parties"), hereby fully, finally and completely release and forever discharge Lender and its successors, assigns, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, attorneys, agents and properties, past, present and future, and their respective heirs, successors and assigns (collectively and individually, "Lender Parties"), of and from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, debts, liens, actions and causes of action of any and every nature whatsoever, known or unknown, whether at law, by statute or in equity, in contract or in tort, and whether or not the economic effect of such alleged matters arise or are discovered in the future, which Borrower Parties now have or may claim to have against Lender Parties arising out of, connected with or relating to the Loan Agreement, including, without limitation, any of the foregoing relating to any election by Lender (for any reason or no reason at all) not to extend the Termination Date beyond November 25, 2008 or the absence or adequacy of any notice with respect to any such election. The foregoing release is intended to be, and is, a full, complete and general release in favor of the Lender Parties with respect to all claims, demands, actions, causes of action and other occurrence, matter or thing arising out of, connected with or relating to the Loan Agreement which might result in liability upon Lender Parties arising or occurring on or before the effective date hereof. The Borrower Parties understand and

agree that the foregoing general release is in consideration for the extension of the Termination Date to November 25, 2008 by Lender is a material inducement to such extension by Lender.

SECTION 4. Conditions Precedent. This Amendment shall become effective as of the date hereof (the "Amendment Effective Date"), subject to the satisfaction of the following conditions precedent:

4.1 Delivered Documents. On the Amendment Effective Date, the Lender shall have received the following documents and payments, each of which shall be satisfactory to the Lender in form and substance:

(1) this Amendment, executed and delivered by duly authorized officers of the Lender and the Borrower; and

(2) such other documents as the Lender or counsel to the Lender may reasonably request.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Loan Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. The amendments set forth in Section 1 of this Amendment shall expire upon the expiration of the Waiver Period at which time the terms of the Existing Loan Agreement shall revert to that set forth in the Existing Loan Agreement and be applied on a prospective basis thereafter. Other than as expressly set forth herein, the execution of this Amendment by the Buyer shall not operate as a waiver of any of its rights, powers or privileges under the Loan Agreement or any other Loan Document, including without limitation, any rights, powers or privileges relating to other existing or future breaches of, or Defaults or Events of Default under, the Loan Agreement or any other Loan Document (whether the same or of a similar nature as the breaches identified herein or otherwise) except as expressly set forth herein.

SECTION 6. Confidentiality. The parties hereto acknowledge that this Amendment, the Existing Loan Agreement, and all drafts thereof, documents relating thereto and transactions contemplated thereby are confidential in nature and the Borrower agrees that, unless otherwise directed by a court of competent jurisdiction, it shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as may be required in order to fulfill its obligations under such documents and with respect to such transactions.

SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Lender:

MERRILL LYNCH BANK USA,
as Lender

By:
Name: Joseph Magnus
Title: Director

Borrower:

MRU FUNDING SPV INC.,
as Borrower

By:
Name: Jonathan A. Coblentz
Title: VP and Treasurer